REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of March 11, 1998, by and between Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), and BMG Entertainment, a division of BMG Music, a New York general partnership (the "Holder").

     WHEREAS, the Company is simultaneously issuing to the Holder pursuant to a Purchase Agreement dated as of the date hereof, by and among the Company and the Holder (the "Purchase Agreement"), 1,850,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share; and

     WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant to the Holder registration rights set forth herein with respect to the Shares.

     NOW, THEREFORE, the parties do hereby agree as follows:

     1. Piggyback Registration.

     (a) If, at any time during the period ending on the first anniversary of the date of this Agreement, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission) a registration statement covering equity or debt securities of the Company or any such securities of the Company held by its shareholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Section 1, a "Registration Statement"), the Company will give written notice of its intention to do so to the Holder at least 20 days prior to the filing of each such Registration Statement. Upon the written request of the Holder, made within 10 days after receipt of the notice, that the Company include up to 467,500 (as hereafter adjusted as necessary to reflect any stock split, reverse stock split, recapitalization, or other similar transaction affecting the Shares prior to the effective date of such Registration Statement) of the Shares in the proposed Registration Statement, the Company shall, as to the Holder, use its best efforts to effect the registration under the Securities Act of 1933, as amended (the "Act") of the Shares which it has been so requested to register (the "Piggyback Registration");

     (b) If, at anytime during the one-year period following the first anniversary of the date of this Agreement, the Company proposes to prepare and file a Registration Statement, the Company will give notice to the Holder least 20 days prior to the filing of such Registration Statement. Upon the written request of the Holder, made within 10 days after receipt of the notice, that the Company include up to an


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additional 467,500 (as hereafter adjusted as necessary to reflect any stock split, reverse stock split, recapitalization, or other similar transaction affecting the Shares prior to the effective date of such Registration Statement) of the Shares in the proposed Registration Statement, the Company shall, as to the Holder, use its best efforts to effect the Piggyback Registration.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) above, if the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having a material adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Shares which it has been requested to register.

     (d) If securities are proposed to be offered for sale pursuant to a Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter as set forth in paragraph (c) above, the aggregate number of Shares to be offered by the Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Shares proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

     (e) Notwithstanding the preceding provisions of this Section, the Company shall have the right to elect not to file any proposed Registration Statement or to withdraw the same after the filing but prior to the effective date thereof.

     (f) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 1 shall not apply to any Registration Statement to be filed by the Company on or prior to April 14, 1998 or any amendment thereto.

     2. Demand Registration.

     (a) At any time during the one-year period following the first anniversary of the date of this Agreement, the Holder shall have the right exercisable by written notice to the Company (the "Demand Registration Request"), to have the

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Company prepare and file with the Commission, at the sole expense of the Company
(except as herein after provided), in respect of up to 250,000 (as hereafter adjusted as necessary to reflect any stock split, reverse stock split, recaptialization, or other similar transaction affecting the shares prior to the effective date of such Registration Statement) of the Shares (less the number of shares previously registered pursuant to Section 1 above) a Registration Statement so as to permit a public offering and sale of the Shares for a period of nine months; provided that notwithstanding the provisions of Sections 1 and 2 hereof, the Holder agrees not to sell or otherwise dispose of more than 925,000 shares during the two-year priod following the date of this Agreement, pursuant to a registration statement, Rule 144 under the Act, or otherwise.

     (b) At any time during the one-year period following the second anniversary of the date of this Agreement, the Holder may submit to the Company a Demand Registration Request, to have the Company prepare and file with the Commission, at the sole expense of the Company (except as herein after provided), in respect of up to 925,000 (as hereafter adjusted as necessary to reflect any stock split, reverse stock split, recapitalization, or other similar transaction affecting the Shares prior to the effective date of such Registration Statement) of the Shares a Registration Statement so as to permit a public offering and sale of the Shares for a period of nine months; provided that if the Holder intends to distribute the Shares by means of a "firm commitment" underwriting, then the Holder shall so notify the Company pursuant to the Demand Registration Request. Any underwriter selected by the Holder shall be reasonably acceptable to the Company.

     (c) At any time during the one-year period following the third anniversary of the date of this Agreement, the Holder shall have the right to submit to the Company a Demand Registration Request, to have the Company prepare and file with the Commission, at the sole expense of the Company (except as herein after provided), in respect of up to the aggregate number of the Shares not previously registered pursuant to Section 1 or Section 2(a)), a Registration Statement so as to permit a public offering and sale of the Shares for a period of nine months; provided that if the Holder intends to distribute the Shares by means of a "firm commitment" underwriting, then the Holder shall so notify the Company pursuant to the Demand Registration Request. Any underwriter selected by the Holder shall be reasonably acceptable to the Company.

     (d) Notwithstanding any provision of this Section 2 to the contrary, if, at the time a Demand Registration Request is given to the Company under Section 2 hereof (i) the Company is engaged in negotiations with respect to an acquisition, merger, financing or other material event which would require the Company to file a Form 8-K in the event that such acquisition, merger,

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financing or other material event is consummated or has otherwise occurred or
(ii) in the event the Company shall furnish to the Holder a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Company and its investment banker that it would be detrimental to the Company and its shareholders for the Company to immediately proceed with a registration statement and it is therefore essential to defer the filing of such registration statement, then, in each such case, the Company will have the right to defer such filing for a period not to exceed one hundred and eighty
(180) days.

     (e) Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business, or as required in connection with the delivery of a "comfort letter" for purposes of effecting a Registration Statement as set forth in this Section 2.

     3. Covenants of the Company. The Company hereby covenants and agrees as follows:

     (a) In accordance with the Act and the rules and regulations promulgated thereunder, the Company shall prepare and file with the commission a registration statement as expeditiously as reasonably possible, but in no event later than 75 days following the receipt of a Demand Registration Request. The Company shall use its reasonable best efforts to cause such registration statement to become and remain continuously effective for a period of nine months; provided that if for any portion of such nine-month period such registration statement is not effective, the such nine-month requirement for maintaining the effectiveness of such registration statement shall be extended by the length of such interruption(s); and the Company shall prepare and file with the commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete in all material respects during such period. In connection with any underwritten Demand Registration Request, the Company will enter into an underwriting agreement reasonably necessary to effect such offering, provided such underwriting agreement (i) is with an underwriter reasonably acceptable to the Company and (ii) contains customary underwriting provisions for offerings by selling stockholders.

     (b) Following the effective date of any registration statement filed under
Section 1 or 2, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the registration statement and prospectus meeting the requirements of the Act and such other documents (i.e., documents incorporated in the registration statement by reference) as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the

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Shares. The obligations of the Company hereunder with respect to the Shares are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Shares and the terms of the Holder's offering of such shares as the Company may reasonably request.

     (c) The Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Sections 1 and 2 hereof, including, without limitation, all registration and filing fees, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Shares sold by the Holder pursuant thereto.

     (d) The Company will use its reasonable best efforts to qualify or register the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Act and its rules and regulations.

     (e) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be obligated to register the Shares under the Act or maintain the effectiveness of any registration statement filed under Sections 1 or 2 hereof if it receives an opinion of counsel to the Company that any of the Shares may be freely traded without registration under Rule 144(k) under the Act.

     (f) Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of the Shares in a registration statement, the Holder agrees, if so required by the managing underwriter, not to sell, take any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided, however, such period shall not exceed a period commencing 180 days following the completion of such underwritten offering.

     (g) The Company shall use its reasonable best efforts to remain eligible at all times to file registration statements of Form S-3.

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     4. Covenant of the Holder. The Holder, upon receipt of notice from the
Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice. The Company shall use its reasonable best efforts to file and have declared effective any such post-effective amendment as soon as possible.

     5. Indemnification.

     (a) The Company shall indemnify, defend and hold harmless the Holder, each of its directors, officers, employees, and any person who controls Holder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus or any amendment or supplement thereto included therein or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit of the Holder on account of any such loss, claim, damage or liability arising from the sale of Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. The Holder shall at the same time indemnify the Company, its directors, each officer signing a registration statement and each person who controls the Company within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus included therein, or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omissions or alleged omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

     (b) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless any indemnitee,

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then the indemnitor shall contribute to the amount paid or payable by the indemnitee as a result of such losses, claims, damages, liabilities, or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnitor on the one hand and the indemnitee on the other from the registration, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnitor on the one hand and the indemnitee on the other but also the relative fault of the indemnitor and the indemnitee as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this
Section 5(b), in no event shall the Company be required to contribute any amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6. Governing Law.

     (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York.

     (b) Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

     7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

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     If to the Company, at:

          Take-Two Interactive Software, Inc.
          575 Broadway
          New York, New York  10022
          Attn: Ryan A. Brant, Chief Executive Officer

     with a copy of the same to:

          Tenzer Greenblatt LLP
          405 Lexington Avenue
          23rd Floor
          New York, New York  10174
          Attn: Barry Rutcofsky, Esq.

     If to the Holder, at that address set forth under their name on the signature page.

     with a copy of the same to:

          BMG Entertainment, a division of BMG Music
          1540 Broadway
          New York, NY  10036-4098
          Attn: Senior Vice President and General Counsel
          Telecopier: (212) 930-4914

          and

          Levin & Srinivasan LLP
          1776 Broadway, Suite 1900
          New York, New York 10019
          Attention: Notices (100/022)
          Telecopier: (212) 957-4565

     Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

     8. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

     9. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     10. Assignment; Benefits. The Holder may not assign the Holder's rights hereunder without the prior written consent of the Company, which consent may be given or withheld for any reason or no reason at all, and any attempted assignment without such consent shall be void and of no force and effect; provided,

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however, that the Holder may freely assign its rights hereunder without the
Company's consent to any person who controls the Holder within the meaning of the Act, to any subsidiary of the Holder or any such controlling person, and to any person acquiring all or substantially all of the assets of the Holder or with which the Holder consummates any business combination. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     13. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


Company:                                TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                        By: ______________________________
                                             Name:  _________________
                                             Title: _________________

Holder:                                 BMG ENTERTAINMENT,
                                        a division of BMG Music

                                        By: ______________________________
                                             Name:
                                             Title:

                                        Address:       1540 Broadway
                                                       New York, NY  10036-4098
                                                       Telecopy: (212) 930-4941

                                        Attention:     Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                        Number of Shares: __________________



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
                         EXECUTED IN CONNECTION WITH THE
                         ASSET PURCHASE AGREEMENT AMONG
                               BMG INTERACTIVE AND
                       TAKE TWO INTERACTIVE SOFTWARE, INC.

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